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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



                                 June 12, 1997
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                       (Date of earliest event reported)


                        Hawthorne Financial Corporation
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             (Exact name of registrant as specified in its charter)


          Delaware                      0-1100                95-2085671
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State or other jurisdiction        (Commission File          (IRS Employer
     or incorporation)                  Number)            Identification No.)


2381 Rosecrans Avenue, El Segundo, California                     90245
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  (Address of principal executive offices)                      (Zip Code)


                                 (310) 725-5000
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              (Registrant's telephone number, including area code)


                                 Not Applicable
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              (Former name, former address and former fiscal year,
                         if changed since last report)
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ITEM 5.    OTHER EVENTS

        The holders of the Cumulative Preferred Stock, Series A (the "Preferred Stock") of Hawthorne Financial Corporation (the "Company") have approved amendments to the Certificate of Designations and Preferences of the Cumulative Preferred Stock, Series A (the "Certificate") which, among other things, permit the Company to pay accrued and unpaid dividends on the Preferred Stock through March 15, 1998 in shares of common stock of the Company ("Common Stock") regardless of the Company's financial ability to pay such dividends in cash. On June 12, 1997, the Company filed a Certificate of Amendment to the Certificate of Designations and Preferences of the Cumulative Preferred Stock, Series A which incorporated such amendments. Pursuant to the terms of the Certificate, the Company intends to issue up to 425,000 shares of Common Stock in connection with the payment of dividends which have accrued on the Preferred Stock through June 14, 1997.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

        (a)     Not applicable

        (b)     Not applicable

        (c)     The following exhibit is included with this report:

        Exhibit 99(a) Certificate of Amendment to the Certificate of Designations and Preferences of the Cumulative Preferred Stock, Series A




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                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    HAWTHORNE FINANCIAL CORPORATION


                                    By: /s/  SCOTT A. BRALY
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                                    Name: Scott A. Braly
                                    Title: President and Chief Executive Officer


Date: June 16, 1997